Exhibit 10.24

FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated effective as of March 7, 2007 (the “Effective Date”), is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the First Lien Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the First Lien Credit Agreement, dated as of April 4, 2006, as amended by that certain First Amendment to First Lien Credit Agreement dated as of July 28, 2006, as further amended by that certain Second Amendment to First Lien Credit Agreement dated as of September 1, 2006, and as further amended by that certain Consent and Third Amendment to First Lien Credit Agreement dated as of February 14, 2007 (as so amended, and as amended, supplemented, amended and restated or otherwise modified from time to time until the date hereof, the “First Lien Credit Agreement”: the defined terms of which are used herein unless otherwise defined herein); and

WHEREAS, the parties hereto desire to amend the First Lien Credit Agreement in certain respects on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings as given them in the First Lien Credit Agreement, unless the context otherwise requires.

Section 2. Amendments to First Lien Credit Agreement.

(a) The definition of “Total Leverage Ratio” in Section 1.1 of the First Lien Credit Agreement is hereby amended by inserting the following text immediately before the period at the end of such definition:

“and (B) for purposes of calculating “Total Leverage Ratio” only, any calculation of EBITDA for any applicable period shall be made using an EBITDA for such applicable period calculated on a pro forma basis (inclusive of any acquisitions and/or divestitures, if any, made during such applicable period as if such acquisitions and/or divestitures had been made at the beginning of such applicable period)”

(b) Section 7.2.2 of the First Lien Credit Agreement is hereby amended as follows:

(1) The “and” at the end of clause (i) thereof is hereby deleted and the word “and” is hereby inserted at the end of clause (j) thereof;

(2) A new clause (k) is hereby inserted immediately after clause (j) thereof as follows:

“(k) unsecured Indebtedness of the Borrower; provided, however, that such Indebtedness (i) does not exceed an aggregate outstanding principal amount of U.S.$500,000,000, (ii) does not have a maturity date that is prior to the later to occur of (A) the date that is six (6) months after the Stated Maturity Date or (B) the date that is four years and three months after the incurrence or assumption of such Indebtedness, (iii) is not permitted to be prepaid without the written consent of the Administrative Agent and the Required Lenders, (iv) has a coupon or interest rate not in excess of ten and one-quarter percent (10.25%), (v) contains covenants not materially more onerous to Borrower and its Subsidiaries than those contained in the Loan Documents, (vi) is incurred or assumed by no later than July 1, 2007, and (vii) contains other terms and conditions (including amount, interest, amortization, covenants and events of default) as are satisfactory to the Administrative Agent; provided, further, that (A) all Indebtedness permitted pursuant to Sections 7.2(g) and 7.2(k) does not exceed an aggregate outstanding principal amount of $500,000,000, (B) upon the incurrence of such Indebtedness, the Borrower shall cause all net proceeds of such Indebtedness to be forthwith applied to the repayment of all “Obligations” under the Second Lien Credit Agreement (with permanent reductions of the corresponding commitments under the Second Lien Credit Agreement) until such time that all such “Obligations” under the Second Lien Credit Agreement are repaid in full and discharged (with permanent reductions of all corresponding commitments), and the Borrower shall, upon the repayment in full and discharge thereof, promptly cause the Second Lien Administrative Agent and the Second Lien Lenders to release all security interests and Liens granted to granted to them under the Second Lien Loan Documents and to deliver such other terminations and releases as reasonably requested by the Administrative Agent, and (C) upon the incurrence of such Indebtedness, the Borrowing Base shall be automatically reduced by a dollar amount equal to 30% of the excess of (1) the aggregate principal amount of all Indebtedness incurred pursuant to this clause (k) over (2) $325,000,000, and the Projected Borrowing Base shall be adjusted in a manner as reasonably determined by the Administrative Agent;”

(3) The proviso at the end of Section 7.2.2 is hereby amended and restated in its entirety as follows:

“; provided, that no Indebtedness otherwise permitted by clauses (c), (e), (g), (j) or (k) shall be assumed, created, refinanced or otherwise incurred if a Default or Borrowing Base Deficiency has occurred and is then continuing or would result therefrom.”

Section 3. Redetermination of Borrowing Base and Projected Borrowing Base. As of the Effective Date, the parties hereto agree that the Borrowing Base shall be equal to $280,000,000, the Projected Borrowing Base for July 1, 2007 shall be equal to $240,000,000, and the Borrowing Base Monthly Amortization Rate shall be equal to $10,000,000 until such time as the Borrowing Base, Projected Borrowing Base and Borrowing Base Monthly Amortization Rate are redetermined in accordance with the First Lien Credit Agreement.

Section 4. Conditions to Effectiveness. This Amendment shall be deemed effective as of the Effective Date when (a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent and the Required Lenders and (b) the Borrower shall have paid (i) to the Administrative Agent for the account of each Lender, the additional upfront fee(s) payable pursuant to Section 3.3.3 of the First Lien Credit Agreement and (ii) to the Administrative Agent for the account of each Lender that communicates to the Administrative Agent its agreement to, or approval of, the amendments and redetermination to be effected pursuant to Section 2 and Section 3 of this Amendment by 11:59 p.m., central time, on Monday, March 5, 2007, a fee of $7,500 for each such Lender.

Section 5. Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Obligors contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date after giving effect to the terms of this Amendment, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date;

(b) the execution, delivery and performance by the Borrower and each other Obligor of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, along with the First Lien Credit Agreement and other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor parties thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c) neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the First Lien Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d) no Material Adverse Effect has occurred since December 31, 2005; and

(e) no Default or Event of Default has occurred and is continuing.

Section 6. Ratification.

(a) This Amendment shall be deemed to be an amendment to the First Lien Credit Agreement, and the First Lien Credit Agreement, as hereby amended, and all Obligations in connection therewith, are hereby ratified, approved and confirmed in each and every respect. On and after the effectiveness of this Amendment in accordance with Section 4 above, each reference in the First Lien Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the First Lien Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “the First Lien Credit Agreement” “thereunder”, “thereof” or words of like import referring to the First Lien Credit Agreement, shall mean and be a reference to the First Lien Credit Agreement as amended or otherwise modified by this Amendment. This Amendment is a Loan Document.

(b) The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of each of the Security Documents, including without limitation all Mortgages, Security Agreements, Guaranties and Control Agreements, to which it is a party.

Section 7. Costs And Expenses. As provided in Section 10.3 of the First Lien Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

Sections 8. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Section 11. No Waiver. Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 12. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and the respective successors, transferees and assigns.

Section 13. Entire Agreement. THIS AMENDMENT, THE FIRST LIEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick D. Fox
Name:	Rick Fox
Title:	Chief Financial Officer

Date:	3/7/07

ADMINISTRATIVE AGENT AND LENDERS:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent and Lender

By:	/s/ Lucy Walker
Name:	Lucy Walker
Title:	Vice President

BNP PARIBAS, as Lender

By:	/s/ Robert Long
Name:	Robert Long
Title:	Vice President

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC. f/k/a HARRIS NESBITT FINANCING, INC., as Lender

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Vice President

GUARANTY BANK, FSB, as Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Sr. Vice President

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ Elena Robcivc
Name:	Elena Robcivc
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Nancy G. Movagas
Name:	Nancy G. Movagas
Title:	Sr. Vice President

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC f/k/a MARLIN ENERGY OFFSHORE, L.L.C.

By:	/s/ Rick D. Fox
Name:	Rick Fox
Title:	Chief Financial Officer

Date:	3/7/07

ENERGY XXI TEXAS GP, LLC f/k/a MARLIN TEXAS GP, L.L.C.

By:	/s/ Rick D. Fox
Name:	Rick Fox
Title:	Chief Financial Officer

Date:	3/7/07

ENERGY XXI TEXAS, LP f/k/a MARLIN TEXAS, L.P.

By: Energy XXI Texas GP, LLC f/k/a Marlin Texas GP, L.L.C., its General Partner

By:	/s/ Rick D. Fox
Name:	Rick Fox
Title:	Chief Financial Officer

Date:	3/7/07

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI USA, INC.

By:	/s/ Rick D. Fox
Name:	Rick Fox
Title:	Chief Financial Officer

Date:	3/7/07